UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2011
EMISPHERE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-17758	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road,
Suite 200, Cedar Knolls, New Jersey		07927
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Emisphere Technologies, Inc. (the “Company”) announced on December 14, 2011 that it has been informed by Novartis Pharma AG (“Novartis”) that Novartis will not seek regulatory approval or pursue further clinical development of oral calcitonin (SMC021), which is being studied by Nordic Bioscience (the exclusive license partner of Novartis) as a treatment option in two indications, osteoarthritis (OA) and post-menopausal osteoporosis (OP).
Novartis advised the Company that the decision to stop the clinical program of SMC021 in both OA and OP was based on analysis and evaluation of data from three Phase III clinical trials, two in OA and one in OP, which showed that, although SMC021 displayed a favorable safety profile, it failed to meet key efficacy endpoints in all three trials. The Company intends to further analyze and evaluate the data from the three Phase III clinical trials in order to understand the results and determine next steps with respect to the SMC021 development program.
A copy of the Company’s press release, dated December 14, 2011, announcing this information and certain other information, is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information contained herein, including Exhibit 99.1 filed herewith, is intended to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release of Emisphere Technologies, Inc. dated December 14, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
December 14, 2011	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Interim Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of Emisphere Technologies, Inc., dated December 14, 2011

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